Exhibit 4.1

DOMTAR CORPORATION,

THE SUBSIDIARY GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON,

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of March 16, 2012

4.40% Senior Notes due April 1, 2022

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Relation to Original Indenture	2
Section 1.02.	Definition of Terms	2

ARTICLE 2
THE NOTES

Section 2.01.	Designation	3
Section 2.02.	Principal Amount	3
Section 2.03.	Payment of Interest; Record Date	3
Section 2.04.	Form of Notes; Global Form	3
Section 2.05.	Restrictive Legends	4
Section 2.06.	Registration, Registration of Transfer and Exchange	4

ARTICLE 3
AMENDMENTS TO THE ORIGINAL INDENTURE

Section 3.01.	Amendment to Section 101	5
Section 3.02.	Amendment to Section 1008	5

ARTICLE 4
REDEMPTION OF THE NOTES

Section 4.01.	Redemption by the Company	6

ARTICLE 5
DEFEASANCE

Section 5.01.	Defeasance	6

ARTICLE 6
MISCELLANEOUS

Section 6.01.	Ratification of Indenture	6
Section 6.02.	Trustee Not Responsible for Recitals	6
Section 6.03.	Governing Law	6
Section 6.04.	Separability	6
Section 6.05.	Counterparts	6

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of March 16, 2012 is among DOMTAR CORPORATION, a Delaware corporation (together with its successors and assigns, the “Company”), the subsidiary guarantors listed on the signature pages hereto (each a “Subsidiary Guarantor,” and together, the “Subsidiary Guarantors”) under the Indenture referred to below and THE BANK OF NEW YORK MELLON (successor to The Bank of New York), a New York banking corporation, as Trustee (the “Trustee”) under the Indenture referred to below.

R E C I T A L S

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Senior Indenture, dated as of November 19, 2007, among the Company, Domtar Paper Company, LLC and the Trustee (the “Original Indenture”), as supplemented by the Supplemental Indenture, dated as of February 15, 2008, among the Company, the subsidiary guarantors party thereto and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of February 20, 2008, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of June 9, 2009, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of June 23, 2011, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture, dated as of September 7, 2011, among the Company, the subsidiary guarantors party thereto and the Trustee (the “Fifth Supplemental Indenture” and, together with this Supplemental Indenture, the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities (as defined in the Original Indenture);

WHEREAS, Section 901(5) of the Original Indenture provides for the Company, the Subsidiary Guarantors and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 or 301 of the Original Indenture;

WHEREAS, pursuant to Section 301 of the Original Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its 4.40% Senior Notes due 2022, the form and terms of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture (the “Notes”);

WHEREAS, Section 901(6) of the Original Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may enter into an indenture supplemental to the Original Indenture to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders of all or any series of Securities;

WHEREAS, Section 901(10) of the Original Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may enter into an indenture supplemental to the Original Indenture to make any provisions with respect to matters or questions arising under the Indenture as the Company and the Trustee deem necessary and desirable; provided that such action shall not adversely affect the rights of the Holders of Securities of any series in any material respect;

WHEREAS, the Company deems it necessary and advisable to enter into this Sixth Supplemental Indenture for the purpose of amending and supplementing certain provisions of the Original Indenture with respect to Securities issued on or after the date hereof;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Relation to Original Indenture. This Supplemental Indenture constitutes an integral part of the Original Indenture.

Section 1.02. Definition of Terms. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Original Indenture;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the following terms have the meanings given to them in this Section 1.02(e):

Each of the following terms is defined in the section set forth opposite such term:

Term	Section
Company	Preamble
Fifth Supplemental Indenture	Recitals
First Supplemental Indenture	Recitals
Fourth Supplemental Indenture	Recitals
Global Note	Section 2.04(b)
Indenture	Recitals
Original Indenture	Recitals
Second Supplemental Indenture	Recitals
Subsidiary Guarantor(s)	Preamble
Supplemental Indenture	Preamble
Third Supplemental Indenture	Recitals
Trustee	Preamble

ARTICLE 2

THE NOTES

Section 2.01. Designation. The Company hereby establishes a series of Securities for issuance under the Indenture designated the “4.40% Senior Notes due 2022.”

Section 2.02. Principal Amount. (a) The Notes shall be initially limited to an aggregate principal amount of $300,000,000.

(b) For all purposes of the Indenture, all Notes shall constitute one series of Securities and shall Act together as one series of Securities.

Section 2.03. Payment of Interest; Record Date. The Regular Record Date for the interest payable on any Interest Payment Date of the Securities shall be the fifteenth day of the month preceding the Interest Payment Date.

Section 2.04. Form of Notes; Global Form. (a) The Notes shall be substantially in the form of Exhibit A hereto. The terms and provisions contained in the form of Note set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the Depositary or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 305 of the Original Indenture, all of the Notes shall be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (collectively, the “Global Notes”) and shall be deposited with the Depositary or the Trustee as custodian therefor. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with the Indenture and the applicable procedures of the Depositary. Except as provided in Section 305 of the Original Indenture, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

Any Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by or through the Depositary in accordance with the Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the Holder of such Note in accordance with the procedures of the Depositary.

Section 2.05. Restrictive Legends. Each Global Note shall bear the following legend on the face thereof:

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN DTC OR SUCH NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Section 2.06. Registration, Registration of Transfer and Exchange. The Notes shall be subject to the provisions governing registration, registration of transfer and exchange in accordance with the terms and conditions set forth in Section 305 of the Original Indenture.

ARTICLE 3

AMENDMENTS TO THE ORIGINAL INDENTURE

Section 3.01. Amendment to Section 101. Section 101 of the Original Indenture is hereby amended, with respect to all series of Securities issued on or after the date hereof, as follows:

(a) The definition of “Credit Agreement” is hereby amended to read in its entirety as follows:

“‘Credit Agreement’ means the credit agreement dated as of June 23, 2011, among the Company, Domtar Paper Company, LLC and Domtar Inc., as borrowers, J.P. Morgan Chase Bank, N.A., as administrative agent, The Bank of Nova Scotia and Bank of America, N.A., as syndication agents, CIBC Inc., Goldman Sachs Lending Partners LLC and Royal Bank of Canada, as co-documentation agents, and the lenders from time to time parties thereto, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under any other credit or other agreement or indenture).”

(b) The following definition is hereby inserted immediately following the definition of “Credit Agreement”:

“‘Credit Facilities’ means one or more of the Credit Agreement and any other facilities or arrangements designated by the Company, in each case with one or more banks or other lenders or institutions providing for revolving credit loans, term loans, receivables financings, letters of credit or other indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including with out limitation, to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” includes any agreement (i) changing the maturity of any indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.”

Section 3.02. Amendment to Section 1008. Clause (a) of Section 1008 of the Original Indenture is hereby amended and restated, with respect to all series of Securities issued on or after the date hereof, to read in its entirety as follows:

“(a) Mortgages securing indebtedness and other obligations of the Company or the Restricted Subsidiaries under any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $1,550,000,000 less the aggregate principal amount of all mandatory prepayments of principal thereof permanently reducing the commitments thereunder;”

ARTICLE 4

REDEMPTION OF THE NOTES

Section 4.01. Redemption by the Company. The Notes may be redeemed at the option of the Company on the terms and conditions set forth in the form of Note attached as Exhibit A hereto.

ARTICLE 5

DEFEASANCE

Section 5.01. Defeasance. The Notes shall be subject to defeasance at the option of the Company in accordance with the terms and conditions set forth in Section 1301 of the Original Indenture.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Ratification of Indenture. The Original Indenture, as supplemented prior to the date hereof and as further supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

Section 6.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 6.03. Governing Law. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 6.04. Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Section 6.05. Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

DOMTAR CORPORATION

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Vice President, Corporate Law and Secretary

ARIVA DISTRIBUTION INC., as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Secretary

ATTENDS HEALTHCARE PRODUCTS, INC., as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Vice President and Secretary

DOMTAR AI INC., as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Secretary

Signature Page to Sixth Supplemental Indenture

DOMTAR A.W. LLC, as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Secretary

DOMTAR DELAWARE HOLDINGS, LLC, as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Attorney-in-fact

DOMTAR DELAWARE INVESTMENTS INC., as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Attorney-in-fact

Signature Page to Sixth Supplemental Indenture

DOMTAR INDUSTRIES LLC, as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Secretary

DOMTAR PAPER COMPANY, LLC, as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Secretary

DOMTAR WISCONSIN DAM CORP., as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Secretary

E.B. EDDY PAPER, INC., as Subsidiary Guarantor

By:	/s/ Razvan Theodoru
	Name:	Razvan Theodoru
	Title:	Secretary

Signature Page to Sixth Supplemental Indenture

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Erika Walker
	Name:	Erika Walker
	Title:	Vice President

Signature Page to Sixth Supplemental Indenture

EXHIBIT A

[SPECIMEN BOND]

(FORM OF FACE OF SECURITY)

[Insert Legends As Applicable, Including Legend Required by Section 202 of the Indenture]

DOMTAR CORPORATION

[—]% Notes due 20[—]

[Date of Issuance]

CUSIP:

ISIN:

No.	U.S.$

DOMTAR CORPORATION, a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $                     (                                                                  United States Dollars) on [—], and to pay interest thereon from March [—], 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on [—] and [—] of each year, commencing [—], 2012, at the rate of [—]% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the —[fifteenth day] of the month next preceding such Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of the date first set forth above.

DOMTAR CORPORATION

By:
Name:
Title:

Attest:

Name: Title:

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Officer

(FORM OF REVERSE OF SECURITY)

1.	INDENTURE

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of November 19, 2007, as supplemented and amended from time to time (herein called the “Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon (as successor to The Bank of New York), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any Subsidiary Guarantor and the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to U.S.$            ; provided, however, that the Company may create and issue further securities ranking pari passu with the Securities in all respects or in all respects except for the payment of interest accruing prior to the issue date of such further securities and except for the first payment of interest following the issue date of such further securities. The Company may consolidate such further securities with the Securities to form a single series, having the same terms as to status, redemption or otherwise as the Securities.

All terms used in this Security that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

2.	OPTIONAL REDEMPTION

The Securities of this series are redeemable only in accordance with the following provisions:

(A) The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time, in whole or in part, at the election of the Company at a redemption price equal to:

(i) if redemption occurs at any time prior to January 1, 2022, at a redemption price equal to the greater of (a) 100% of the principal amount of the Securities and (b) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Securities (not including any portion of the payment of interest accrued as of the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Adjusted Treasury Rate, plus 40 basis points; or

(ii) if redemption occurs at any time on or after January 1, 2022, at 100% of the principal amount,

plus, in each case, accrued and unpaid interest thereon to but excluding the date of redemption.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt of comparable maturity to the remaining term of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for the redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers selected by the Company.

“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute for it another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding that redemption date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Securities of this series, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provision of the Indenture.

3.	MANDATORY REDEMPTION

The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Securities.

4.	OFFER TO PURCHASE

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities, then the Company shall offer to repurchase from each Holder all or any part (equal to U.S.$1,000 or an integral multiple thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the date of repurchase (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

5.	SATISFACTION, DISCHARGE AND DEFEASANCE

The Indenture contains provisions for satisfaction, discharge and defeasance of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Company with certain conditions set forth therein.

6.	DEFAULTS AND REMEDIES

The Events of Default relating to the Securities of this series are set forth in the Indenture. If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal, premium, if any, accrued but unpaid interest and any other monetary obligations of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Securities of this series by written notice to the Company (and to the Trustee if given by Holders) may declare the principal of, premium, if any, accrued but unpaid interest and any other monetary obligations on all the then Outstanding Securities of this series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Securities of this series will automatically become due and payable immediately without further action or notice on part of the Trustee or any Holder.

Upon payment of the amount of principal so declared due and payable, of premium, if any, and of overdue interest (to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of, premium, if any, and interest, if any, on the Securities of this series shall terminate.

7.	AMENDMENTS AND WAIVERS

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, any Subsidiary Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, any Subsidiary Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of this series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series of Securities) may, on behalf of the Holders of all the Securities of this series, waive compliance with any term, provision, covenant or condition of the Indenture, any Subsidiary Guarantee or the Securities of this series. Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of this series (including, without limitation, by consent obtained in connection with a purchase of, or tender offer or exchange offer for, such series of Securities) may, on behalf of the Holders of all the Securities of this series, waive past defaults under certain covenants of the Indenture which relate to this series. However, a default in the payment of the principal of, premium, if any, or interest on, any of the Securities of this series or relating to a provision which under the Indenture cannot be modified or amended without the consent of the Holders of each Outstanding Security of this series affected cannot be so waived. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

8.	DENOMINATIONS, TRANSFER AND EXCHANGE

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$2,000 and any integral of U.S.$1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of any authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9.	TRUSTEE DEALINGS WITH THE COMPANY

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

10.	AUTHENTICATION

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

11.	PERSONS DEEMED OWNERS

The Company, any Subsidiary Guarantor, the Trustee and any agent of the Company, any Subsidiary Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes.

12.	CUSIP AND ISIN NUMBERS

The Company has caused CUSIP or ISIN numbers, if applicable, to be printed on the Securities and have directed the Trustee to use CUSIP or ISIN numbers, if applicable, in notices of redemption as a convenience to Holders. No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon and any such notice shall not be affected by any defect in or omission of such numbers.

13.	NO RECOURSE AGAINST OTHERS

No recourse under or upon any obligation, covenant or agreement contained in this Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Company, any Subsidiary Guarantor or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement or any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities of this series by the Holders as part of the consideration for the issue of the Securities of this series.

14.	GOVERNING LAW

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THE SECURITIES OF THIS SERIES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

Domtar Corporation

395 de Maisonneuve Blvd. West

Montreal, Quebec H3A 1L6

Fax No.: (514) 848-6850

Attention: Corporate Secretary

ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:

                                                         (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1201 of the Indenture, check the following box:  ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 1201 of the Indenture, state the amount you elect to have purchased:

U.S.$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The following increases and decreases in this Global Security have been made:

Date of Decrease or Increase	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian